UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2004

KOS PHARMACEUTICALS, INC

(Exact name of registrant as specified in its charter)

FLORIDA	000-22171	65-0670898

(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1001 BRICKELL BAY DRIVE
25th FLOOR
MIAMI, FLORIDA 33131
(Address of principal executive offices)

305-577-3464
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05.	Amendments to the Registrant’s Code of Ethics, Waiver of a Provision of the Code of Ethics.

     The Company’s Audit Committee and Board of Directors have substantially completed their consideration of the previously disclosed proposed investment in and sponsored research arrangement with Triad Pharmaceuticals, Inc. (“Triad”), a company focused on biotechnology research and development (the “Triad Transactions”). It is anticipated that the Company’s investment will be matched by an investment of the same size by Michael Jaharis, Chairman Emeritus of the Board of Directors and the Company’s controlling shareholder, currently the owner of approximately 48% of the equity of Triad.

     The Board (with Messrs. Michael Jaharis, Steven Jaharis, Kevin Ferro and Daniel Bell abstaining) on October 21, 2004, subject to the conditions described below, ratified the actions of the Audit Committee which (i) waived the application of the Company’s Code of Business Conduct and Ethics and Code of Ethics for Senior Financial Officers (the “Codes”) to Christopher Kiritsy, the Company’s Executive Vice President and Chief Financial Officer, who has served on the Triad board of directors as the designee of Mr. Jaharis since 1999, and Michael Jaharis with respect to the Triad Transactions, (ii) waived the application of the Codes to the extent that they would prohibit Mr. Kiritsy’s continued service as a director of Triad (subject to re-evaluation every six months), and (iii) waived the application of the Codes with respect to employees or directors of the Company, who are designated to serve as the Company’s representatives on the board of directors of Triad.

     As a condition of the foregoing waivers of the Codes, the Audit Committee directed, and the Board of Directors ratified, that (i) any and all payments required to be made to Triad by the Company in connection with the Triad Transactions or otherwise, and all matters involving the relationship between the Company and Triad pursuant to the Triad Transactions or otherwise shall require the approval of either the Company’s President and Chief Executive Officer, Executive Vice President and General Counsel, or such other officers of the Company (other than Mr. Kiritsy) appointed by the President and Chief Executive Officer, and that Mr. Kiritsy shall have no involvement or authority with respect to any matters relating to Triad, (ii) any future fees or compensation, including options and restricted stock, proposed to be paid or granted by Triad to any officer, director or employee of the Company shall require prior approval by the Company’s Audit Committee, and if paid shall become the property of the Company, and (iii) prior approval of the Audit Committee must be obtained if any officer, director or employee of the Company wishes to serve as a consultant, advisor, officer, director or employee of Triad.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KOS PHARMACEUTICALS, INC.
By: /s/ Andrew I. Koven
Name:	Andrew I. Koven
Title:	Executive Vice President and General Counsel

Dated: October 27, 2004

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